Exhibit 2.2

Execution Version

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 to the Agreement and Plan of Merger, dated as of October 30, 2018 (this “Amendment”), is entered into by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Industrea (“Newco”), Industrea Acquisition Corp., a Delaware corporation (“Industrea”), Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Concrete Parent”), Concrete Pumping Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Concrete Parent (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”), and PGP Investors, LLC, a Delaware limited liability company, solely in its capacity as the initial Holder Representative (together with Newco, Industrea, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub and the Company, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Existing Agreement (as defined below).

WHEREAS, the Parties have entered into an Agreement and Plan of Merger (the “Existing Agreement”), dated as of September 7, 2018, by and among Newco, Industrea, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub, the Company and the Holder Representative; and

WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Amendment to the Existing Agreement. Effective as of the date hereof, the Existing Agreement is hereby amended by replacing Annex K-1 of the Existing Agreement in its entirety with the form of Amended and Restated Certificate of Incorporation of Newco attached hereto as Annex A (the “Amended Newco Charter”).

2.       Date of Effectiveness; Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or of any other Transaction Document or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other parties to the Existing Agreement. Each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by Section 1 of this Amendment. Each reference in the Existing Agreement to Annex K-1 and each reference to Annex K-1 in any other agreement, document, or instrument executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Amended Newco Charter.

3.       Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the same laws as the Existing Agreement. This Amendment shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns. The captions in this Amendment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment and the Existing Agreement (together with Schedules and Annexes to the Existing Agreement) constitute the sole and entire agreement among the Parties with respect to the subject matter contained herein and supersede any other representations, warranties, covenants, understandings or agreements, oral or otherwise, that may have been made or entered into by or among any of the Parties with respect to such subject matter.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties have here unto caused this Amendment to be duly executed as of the date first above written.

CONCRETE PUMPING HOLDINGS ACQUISITION CORP.

By:	/s/ Tariq Osman
Name: Tariq Osman
Title: President

INDUSTREA ACQUISITION CORP.

By:	/s/ Tariq Osman
Name: Tariq Osman
Title: Executive Vice President

CONCRETE PUMPING INTERMEDIATE ACQUISITION CORP.

By:	/s/ Tariq Osman
Name: Tariq Osman
Title: President

CONCRETE PUMPING MERGER SUB INC.

By:	/s/ Tariq Osman
Name: Tariq Osman
Title: President

INDUSTREA ACQUISITION MERGER SUB INC.

By:	/s/ Tariq Osman
Name: Tariq Osman
Title: President

[Signature Page to Amendment No. 1 to the Agreement and Plan of Merger]

CONCRETE PUMPING HOLDINGS, INC.

By:	/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer

PGP INVESTORS, LLC, solely in its capacity as the Holder Representative

By:	/s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to the Agreement and Plan of Merger]

Annex A

Amended Newco Charter

[See Annex B-1 to the Proxy Statement/Prospectus]